Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-192302
Dated December 19, 2013

The Issuer has filed a registration statement (including a prospectus and related prospectus supplement) with the Securities and Exchange Commission ("SEC") for each of the offerings to which this communication relates. Before you invest, you should read the prospectus and related prospectus supplement in that registration statement and the other documents relating to the relevant offering that the Issuer has filed with the SEC for more complete information about the Issuer and such offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, or any agent or dealer participating in this offering, will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 1-877-858-5407.

[COMPLETE TEXT FROM ABOVE SCREENSHOT REGARDING “PRIVATE INVESTOR: TERMS OF USE”]

Terms of Use
Use of this Website is subject to the terms and conditions below. Please read them carefully before using the Site.
By accessing this Web site and any of its pages, you are indicating that you have read, acknowledge and assent to be bound by these Terms and Conditions. If you do not agree to these Terms and Conditions, do not access this Web site.
Registered Clients or Registered Guests/Registered Visitors must agree to be bound by all of the Web site’s Terms and Conditions at the end of the registration process and until you indicate your acceptance as instructed on the Site, you have no right to access any restricted area of the Web site. Unregistered visitors or others will be deemed to accept the Terms and Conditions by using or accessing the Web site.
You acknowledge that the Web site is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any security that may be referenced in the Web site, except through the availability of a prospectus. Offers can only be made where lawful under applicable law. Although the information on the Web site may include material about the investment process generally, as well as research commentary relating to specific securities, we are not providing personalized investment advice through the Web site and do not represent that any such securities are suitable for you.
This Web site comprises various Web site(s) and pages operated by us. Certain sections of or pages on this Web site may contain separate Terms and Conditions, which are in addition to these Terms and Conditions. You should read those additional terms and conditions carefully. By accessing such sections or pages, you agree to be bound by those additional Terms and Conditions. In the event of a conflict, those additional Terms and Conditions will govern for your use of those sections or pages.

AMERICAS.CITIFIRST.COM CLIENT SERVICES AGREEMENT

Citigroup Inc. (“Citi”) and applicable affiliates (“we,” “us,” “our”) through americas.citifirst.com shall arrange for you to have electronic access to certain electronic services (“Services”) through americas.citifirst.com and selected other URLs, including any linked pages owned and operated by Citi, or any successors thereof (“Site”) as described in this Client Services Agreement (“Agreement”). Before you activate your account(s) and to receive the Services provided only to registered users described here you must complete the americas.citifirst.com online registration form (“Form”), agree to these terms and conditions and be accepted for such Services. You may be permitted to activate your account and consent to the terms and conditions of this Agreement by means of an electronic signature or other form of online consent (“Online Consent”). By accessing and using the Site at any time, you acknowledge, accept and agree to be bound by all of our terms, conditions and privacy policies, including those set out in this Agreement. If you do not agree to be so bound, you are not authorized to access and use the Site or the Services and should exit immediately.

THE SERVICES AND INFORMATION ON THE SITE DO NOT CONSTITUTE AN OFFER OR SOLICITATION.
You acknowledge that the Services provided on the Site are for informational and/or educational purposes only without regard to any particular user’s investment objectives, financial situation or means, and the Services do not constitute an offer to sell or a solicitation of an offer to buy any security that may be referenced on the Site, except where an offer is explicitly made through the availability of a prospectus on the Site. Such offers can only be made where lawful under applicable law. Although the information on the Site may include material about the investment process generally, as well as information relating to specific securities, you are not being provided personalized investment advice through the Services and the Site does not represent that any such securities are suitable for you. Your particular needs, investment objectives and financial situation were not taken into account in the preparation of the Site and the materials contained herein. You must make your own independent decisions regarding any securities or financial instruments mentioned herein. You should consider whether the purchase or sale of any product is appropriate for you in light of your particular investment needs, objectives and financial circumstances. If you wish to learn more about information on the Site, you may contact your Financial Advisor.

ALL INVESTMENT PRODUCTS HAVE RISKS.
You acknowledge and understand that, except as otherwise provided below, all investment products referenced on the Site and purchased or sold through us are subject to investment risks, including the possible loss of the principal amount invested. Investors should carefully review Certain Risk Considerations and the applicable risks associated with a particular product prior to making any investment decision.

1) DESCRIPTION OF OUR SERVICES
a) Through americas.citifirst.com, we shall arrange for you to have electronic access to, and to download to your computer or other electronic device (collectively, “Computer”), the Services, including but not limited to the provision of information generated by us or any of our affiliates or containing third-party content (“Information”) through the Site by means of an unaffiliated Internet service provider (the “Internet Service Provider”). The Services and Information may include access to securities quotations and other Information prepared by third party vendors. We may cancel or change the Services or level of Services or activation instructions at any time by written or online notice. By using the Services, or, if applicable, properly executing the Form (Including providing Online Consent if permitted by us), you will evidence your acceptance of this Agreement and your agreement to comply with all rules or restrictions applicable to the Service.

2) THE SERVICES MAY NOT BE AVAILABLE TO CERTAIN PERSONS OR AT CERTAIN TIMES
a) We are not required to make available or to continue to make available the Information and Services to residents of any non-U.S. jurisdiction where we determine, in our sole judgment, that furnishing them to such persons might be unlawful under the laws of such non-U.S. jurisdiction or the laws of the U.S., or compliance with either of such laws is impractical or commercially unreasonable.
b) You acknowledge that the Services may not be continuously available.
c) Your access to certain Services provided on the Site will depend upon your user category (“user”). Not all sections of this Agreement will apply depending on your user category and in what capacity you register or the sections of the Site used or accessed by you.
i) Non-registered Private Clients (United States): users in this category will be provided with limited samples of Services offered on the Site but need not register to obtain access to the Site.
ii) Registered Private Clients (United States): users in this category will be provided with access at the Firm’s discretion to the Services provided by us on the Site that are available to retail investors including the ability to monitor the performance of a limited number of securities of the user’s choice. Registration on the Site is required for this user category.
iii) Distributor: users in this category will receive all the Services received by Registered Private Clients (United States) and more. Registration on the Site is required for this user category and the approval will be at the discretion of Citi and its affiliates and subject to verification of the status of the Distributor.
You agree that we may rely on the information that you will provide to us as part of the user registration process and that such information shall be deemed to be accurate every time you access the Site.

3) HARDWARE AND SOFTWARE NECESSARY TO ACCESS THE SITE
You agree to be solely responsible for the installation, operation and maintenance of the equipment (“Hardware”) and software (“Software”) necessary to access the Site. You also agree to use the level of encryption security required by us.

4) USER CODES NECESSARY TO USE THE SERVICES AND YOUR RESPONSIBILITY FOR USER CODE CONFIDENTIALITY
a) If you access the Site as a Non-registered Private Client (United States) user and consent to this Agreement by means of Online Consent, you will not receive a temporary or permanent user name or password. If you complete and execute the Form as a Registered Private Clients (United States) we will provide you with a temporary user name and, under separate cover, a temporary password, which you will be required to use the first time you access the Site and use the Services. After you receive your temporary user name and password, you agree to promptly convert them to a permanent user name and password. If you complete and execute the Form as either Distributor or Financial Advisor we will provide you, after we verify your status as a Distributor or Financial Advisor, with a temporary user name and, under separate cover, a temporary password, which you will be required to use the first time you access the Site and use the Services. After you receive your temporary user name and password, you agree to promptly convert them to a permanent user name and password. You understand that you will be unable to use any of the additional Services available only to Registered Private Clients (United States) and Distributors or Financial Advisors without a permanent user name and password. All user names and passwords will be designated collectively as “User Codes” for the remainder of this Agreement.
b) You agree to be responsible for the confidentiality of your User Codes and not to provide them to any third party. You understand and agree that your User Codes may be used only by you and may not be disclosed or provided by you to any other person.
c) You agree to be responsible for all statements made and acts or omissions that occur if and while your User Codes are being used by you and/or other persons, whether or not you have authorized such use so long as the access is gained through the use of your User Codes. We are not responsible for any breach of security caused by your failure and/or the failure of other persons to maintain the confidentiality of your User Codes. You agree to notify us immediately in the event of loss or theft of any or all of your User Codes, or if you believe the confidentiality of any or all of your User Codes has been compromised in any way, or in the event you learn about a possible or actual unauthorized use of the Services. You agree that we will not be liable for any claims or losses incurred if you fail to notify us of the occurrence of any of these events. In the event your User Codes are lost or stolen, you agree to obtain promptly temporary User Codes from us and to convert them promptly to permanent User Codes. If any third party gains access to the Site through you or using your User Codes, with or without your knowledge, such access and any subsequent conduct will be considered unauthorized access and is in no way permitted under this Agreement or otherwise. Your User Codes belong to us and we may, at our sole discretion, terminate your registration, remove or modify any content you have contributed or take any other action that we deem appropriate, if you violate this Agreement.

5) YOUR COMMUNICATIONS MAY BE RECORDED ELECTRONICALLY
In connection with your use of the Services, you acknowledge and consent to the taping or any form of electronic recording of any communication, electronic or verbal, between you and us or our representatives or agents to the extent permitted by law, but we are under no obligation to do so and we assume no responsibility or liability arising from doing so or omitting to do so. You acknowledge and consent to the recording, retention, monitoring and use by us (and our employees, representatives, affiliates and agents) of all instructions you give to us, all e-mail messages you send to us or receive from us, and all information and data that you input or provide during your use of the Services, including without limitation, all selections and uses of any of the tools included therein. The foregoing information may be used by us pursuant to the confidentiality provisions set forth in this Agreement.

6) PROPERTY RIGHTS IN THE SITE, INFORMATION AND THE SERVICES
a) Unless you access the Site as a Distributor or Financial Advisor, the Services and any Information provided through the Services, are being provided by us only for your personal, non-commercial use. You may download the Information to the Computer and print out a hard copy for your personal reference, provided that you agree not to remove any copyright or other notices contained therein. You agree that by submitting any ideas, concepts, comments, suggestions, techniques or know-how (collectively, “Submissions”) to us on or about the Site, you hereby irrevocably transfer and assign to us any copyright or other rights you may have in the Submissions and represent and warrant that none of your Submissions is subject to a confidentiality obligation. You also agree that we may use, copy, publicly perform, digitally perform, publicly display and distribute such Submissions and to sell, modify, create derivative works from and/or to incorporate such Submission into other works in any form, medium or technology, whether now known or hereafter developed, in each case, for our own commercial benefit, without being required to compensate you in any way.
b) The Services and the Information are our property or that of other persons or entities that allow us to distribute their information or data (“Information Providers”), and are protected by applicable copyright, patent, trademark or other intellectual property laws. We do not control the information, data, text, sound, photographs, graphics, video, messages and other materials available through the Site (“Content”) owned or generated by third parties and available through the Site (“Third Party Content”) and do not guarantee the accuracy, integrity or quality of such Third Party Content. You understand that by using the Site you may be exposed to Third Party Content that is false, misleading, fraudulent, offensive, indecent and/or objectionable. Under no circumstances will we be liable in any way for any Third Party Content, including any errors or omissions in any Third Party Content, or any loss or damage of any kind incurred as a result of your use of any Third Party Content. You are responsible for complying with all laws applicable to the Content you submit to the Site. You should not, and you agree that you will not, construe, treat or rely on Content as (i) advice from us or the Site as to the value of securities, the selection of an investment adviser or the advisability of investing in, purchasing or selling securities or (ii) analyses or reports from us or the Site concerning securities. We make no representations, warranties or guarantees whatsoever as to the accuracy, integrity or quality of such Third Party Content and under no circumstances will we be liable in any way for any Third Party Content posted by us on the Site, including any errors or omissions in any such Third Party Content, or any loss or damage of any kind incurred as a result of your use of any such Third Party Content. You agree that you must evaluate and bear all risks associated with the use of any Third Party Content, including any reliance on the content, integrity, and accuracy of such Third Party Content. You agree and acknowledge that we are neither your investment adviser nor you fiduciary. You should not rely on any Third Party Content in any way when making investment decisions. Your use of any and all Third Party Content on or through the Site is subject to Section 11 of this Agreement. We strongly recommend you read that limitation on our liability.
c) Nothing in this Agreement grants you a license to develop, create or offer any products or services based on any of the Content, Third Party Content, Information or the Services.
Except as expressly authorized herein, you may not use, reproduce, transmit, sell, display, distribute, publish, broadcast, circulate, modify, edit, translate, disseminate, or commercially exploit such Content, Third Party Content, Information or any of the Services provided in any manner (including electronic, print or other media now known or hereafter developed) without our written consent. You are not authorized to sell access to or to distribute, directly or indirectly, any such materials to others regardless of the method of distribution and in any manner whatsoever, including by posting such materials to forums, list services, newsgroups, mailing lists or electronic bulletin boards. You also agree not to use the Content, Third Party Content, Information or Services for any unlawful purpose, and you shall comply with any request by us or any of the Information Providers to protect their respective rights in the Content, Third Party Content, Information or the Services. The provisions of this section will survive termination of this Agreement. Except as expressly and unambiguously provided herein, neither we nor our licensors, suppliers or Information Providers grant you any express or implied rights and all rights not expressly provided by use are retained by us for our benefit.

d) You may not develop or create any product that uses, is based on, or is developed in connection with any of the proprietary material (including proprietary indices) available on this site without our prior written consent. Any product developed by a party other than Citi that uses, is based on, or is developed in connection with any Citi proprietary index (each, a "Product") is not sponsored, endorsed, sold or promoted by Citi and Citi makes no representation regarding the advisability of investing in any Product.  Citi makes no representation or warranty, express or implied, to the owners of any Products or any member of the public regarding the advisability of investing in securities generally or in the Products particularly or the ability of any index to track general stock market performance. Citi is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of any Products to be issued or in the determination or calculation of the equation by which any Products are to be converted into cash.  Citi has no obligation or liability in connection with the administration, marketing or trading of any Product.

7) INFORMATION ON THE SITE IS SUBJECT TO CHANGE
The accuracy, completeness, sequencing or timeliness of Information is not guaranteed by us or any Information Provider and is subject to change. The information and materials on the Site might contain typographical errors or inaccuracies. We reserve the right, in our sole discretion, without any obligation and without any notice requirement, to change, improve or correct the information, materials and descriptions on this Site and to suspend and/or deny access to this Site for scheduled or unscheduled maintenance, upgrades, improvements or corrections. We may discontinue or change any product or service described in or offered on the Site at any time. Dated Information or other dated material contained on the Site reflects the Information as of the published date. Neither we nor any Information Provider are under an obligation to update the Information or other material or to reflect circumstances that may occur after the earlier of the date first appearing on the Site or the date contained in the Information or other materials.

8) LINKING FROM THE SITE TO OTHER WEB-SITES
In the event you use the Services or the links included on the Site to gain access to a site or Internet location or source of information of any company, organization or person other than us, you acknowledge that such other sites or locations are not under our control and agree that we shall not be responsible for any information or other links found at any such site or Internet location or source of information, or for your use of such information. We provide such links only as a convenience to you, and have not tested any software or verified any information found at such sites, including the content of any prospectus or sales literature contained on such sites (except with respect to a prospectus or sales literature prepared by us). The fact that we have provided a link to another site does not signify a recommendation, endorsement or sponsorship of any aspect of those sites, including the transmission of software, downloading or uploading of content, or any goods, services or securities available thereon. We make no guarantees, representations or warranties as to, and shall have no liability for, any Third Party Content delivered through linked sites, including, without limitation, the non-infringement, validity, accuracy, subject matter, quality or timeliness of any content, or the use of any personal information you provide to any such sites. We reserve the right in its sole discretion to discontinue links to any other sites at any time and for any reason.

9) THE SITE MAY NOT BE USED FOR CERTAIN PURPOSES
a) Transmission or use of any material or Information in violation of this Agreement, or any applicable law, rule or regulation (whether of the United States or other countries or of any self regulatory organization that the user is a member of), or the rights of any third party, is prohibited. This includes, but is not limited to, copyrighted material, material that is defamatory, libelous, threatening, obscene or material protected by trademark, trade secret, or patent laws, or material that results in an invasion of privacy or publicity right.
b) We do not provide tax or legal advice. You understand and agree that materials and any tax-related statements are not intended or written to be used, and cannot be used or relied upon, by any taxpayer for the purpose of avoiding tax penalties. Tax related statements, if any, may have been written in connection with the “promotion or marketing” of the transaction(s) or matters(s) addressed by such materials, to the extent allowed by applicable law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.
c) Unauthorized use of the Site and systems, including, but not limited to, unauthorized entry into our systems, misuse of passwords or misuse of any other information, is strictly prohibited. You may not: (i) transmit any viruses, worms, defects, Trojan horses or other items of a destructive nature; (ii) access, retrieve or index any portion of the Site for purposes of constructing or populating a database or compilation of information; (iii) collect or store personal data or any other information about other users the Site (including User Codes and/or email addresses) in connection with the prohibited activities described in this paragraph, or for any other purpose other than for your own personal, non-commercial use; (iv) reformat, frame or place pop-up windows over any portion of the Site, or otherwise affect the way that Site is displayed; (v) add or use ActiveX, Java, Javascript, cookies, web beacons or other tracking technologies on the Site; (vi) create user accounts by automated means or under false or fraudulent pretenses; (vi) create or transmit unwanted electronic communications such as “spam” to us or to other users of the Site or otherwise interfere with other users’ or members’ enjoyment of Site; (vii) forge headers or manipulate identifiers or other data in order to disguise the origin of any Content or Third Party Content transmitted through the Site or to manipulate your presence on the Site; (viii) use the Site to violate the security of any computer network, crack passwords or security encryption codes, transfer or store illegal material including that are deemed threatening or obscene; (ix) copy or store any Content or Third Party Content offered on the Site for other than your own personal use; (x) use any device, software or routine that interferes with the proper working of the Site or otherwise attempt to interfere with the proper working of the Site; (xi) take any action that imposes, or may impose in our sole discretion, an unreasonable or disproportionately large load on our IT infrastructure; or (xii) use the Site, intentionally or unintentionally, to violate any applicable local, state, national or international law.
d) The provisions of this Paragraph will survive termination of this Agreement.

10) NO WARRANTIES OR PROMISES TO YOU REGARDING THE FOLLOWING:
a) Completeness, Accuracy and Timeliness of Information: The Information, Content and Third Party Content provided to you through the Site is provides “as is” with no warranties of any kind. We do not guarantee the accuracy, completeness, sequence or timeliness of the Information, nor will we have any responsibility for indirect, consequential, or special damages you may incur (i) for any reliance by you on Information or for the reliability, accuracy, completeness, sequence or timeliness thereof, (ii) for any delays or errors in the transmission or delivery of any part of the Information or Services, or (iii) for any use of Site E-mail or non-Site E-mail.
b) Timeliness of Price Quotations on the Site: If you use the Services, any quotations or prices provided as part of the Services may be delayed and may not reflect the prices at which the applicable securities may be bought or sold. You should not make any decisions to buy or sell securities based on such quotations or prices.
c) Continuation of the Services: We do not guarantee that we will continue to make the Information, the Services available to you, whether by the same methods currently used or otherwise. You agree not to hold us liable for any damages arising from a discontinuation or modification of all or part of the Services or the Information.
d) Computer Viruses: We shall not be liable for any harm caused by the transmission through the Services or Information, of a computer virus, or other computer code or programming device that might be used to access, modify, delete, damage, corrupt, deactivate, disable, disrupt, or otherwise impede in any manner the operation of the Services or any of your Software, Hardware, data or property.
e) Information and Software of Third Parties: We make no representation and assume no liability regarding the quality, accuracy, or suitability of any information or software found on any other site not under our control, or software or hardware developed by any third party that we distribute to you.
f) The provisions of this Paragraph will survive termination of this Agreement.

11) LIMITATIONS OF LIABILITY
a) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, WE, AND OUR AGENTS, AS WELL AS THE INFORMATION PROVIDERS, HEREBY EXPRESSLY DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF TIMELINESS, COMPLETENESS, CURRENTNESS, RELIABILITY, STABILITY, READINESS, NON-INFRINGEMENT, VALIDITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ERROR-FREE AND UNINTERRUPTED SERVICES AND DISCLAIM ANY LIABILITY PREDICATED UPON SUCH WARRANTIES. WE AND OUR INFORMATION PROVIDERS DO NOT GUARANTY OR MAKE ANY REPRESENTATIONS OR WARRANTIES OR ASSUME ANY LIABILITY TO YOU REGARDING (i) THE USE OR THE RESULTS OF THE USE OF THE SERVICES OR THE INFORMATION, INCLUDING WITHOUT LIMITATION ANY FINANCIAL RESULTS BASED ON USE OF THE SERVICES OR INFORMATION OR ANY DELAY OR LOSS OF USE OF THE SERVICES, OR (ii) EFFECTS ON OR DAMAGES TO SOFTWARE AND HARDWARE IN CONNECTION WITH ANY USE OF THE SITE OR SERVICES.

b) NEITHER WE NOR OUR AFFILIATES AND AGENTS, AS WELL AS THE INFORMATION PROVIDERS, SHALL BE LIABLE FOR (i) ANY LOSSES OR DAMAGES INCURRED BY YOU [OR BY ANY PERSON TO WHOM A SUB-USER ID HAS BEEN ASSIGNED]15, OR BY ANY OF YOUR AGENTS, RELATED IN ANY WAY TO YOUR USE (OR THEIR USE) OF THE SERVICES OR INFORMATION, (ii) ANY CLAIM ARISING OUT OF ANY DELAYS, ERRORS, OMISSIONS OR INTERRUPTIONS IN THE DELIVERY OR TRANSMISSION OF CONTENT, THIRD PARTY CONTENT, INFORMATION AND SERVICES AVAILABLE ON THE SITE OR ANY SITE OF A THIRD PARTY PROVIDER.

c) ANY MATERIAL, INFORMATION OR CONTENT DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE SITE IS ACCESSED AT YOUR OWN RISK AND DISCRETION AND YOU ALONE WILL BE RESPONSIBLE FOR ANY DAMAGE OR LOSS TO YOU, INCLUDING AND NOT LIMITED TO YOUR COMPUTER SYSTEM, LOSS OF DATA OR LOSS OR DAMAGE TO ANY PROPERTY OR LOSS OF DATA OR LOSS OF REVENUE THAT RESULTS FROM THE DOWNLOAD OR USE OF SUCH MATERIAL. IN ANY CASE OUR LIABILITY TO YOU SHALL NOT EXCEED THE FEES AND COMMISSIONS YOU PAY TO UTILIZE THEM.

d) EXCEPT AS OTHERWISE PROVIDED BY LAW, WE WILL HAVE NO LIABILITY FOR LOSSES CAUSED BY THE NEGLIGENCE, ACTIONS OR FAILURE TO ACT OF THE INTERNET SERVICE PROVIDER OR ANY INFORMATION PROVIDER, AND TO THE EXTENT PERMITTED BY LAW, WE WILL NOT BE LIABLE TO YOU FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (REGARDLESS OF WHETHER SUCH DAMAGES WERE REASONABLY FORESEEABLE), OR FOR ANY LOSS THAT RESULTS FROM A CAUSE OVER WHICH WE OR ANY OTHER SUCH ENTITY DO NOT HAVE CONTROL, INCLUDING BUT NOT LIMITED TO FAILURE OF ELECTRONIC OR MECHANICAL EQUIPMENT, UNAUTHORIZED ACCESS, STRIKES, FAILURES OF COMMON CARRIER OR UTILITY SYSTEMS, SEVERE WEATHER, OR OTHER CAUSES COMMONLY KNOWN AS “ACTS OF GOD”, WHETHER OR NOT SUCH CAUSE WAS REASONABLY FORESEEABLE.

e) The provisions of this Paragraph will survive termination of this Agreement.

12) CONFIDENTIALITY OF PERSONAL INFORMATION
We will use reasonable precautions to maintain the confidentiality of Information you receive and material and/or data (“Data”) you provide, create, input or develop in connection with your use of the Services. Nonetheless, you hereby acknowledge and agree that there can be no guarantee that such Information and Data will continue to be confidential, including for example because Data you send and Information you receive are provided through the Internet. You hereby acknowledge and agree that there can be no assurance that such transmissions, or any communication through e-mail, will continue to be confidential. In addition, you acknowledge and agree that we may disclose your name and other personal and financial information about you to our employees, representatives, officers, agents, and affiliates, as well as a governmental entity or self-regulatory authority, an Internet Service Provider or any other third party agent or service provider: (a) for any purpose related to offering, providing, administering or maintaining the Services, (b) to comply with applicable rules, orders, subpoenas or other legal process, or (c) for any other purpose described in our privacy notices, online privacy statements, disclosures and documents regarding your privacy and the confidentiality of personal Information as applicable to you as amended from time to time. You acknowledge receiving at least one of these documents. The provisions of this Paragraph will survive termination of this Agreement.

13) NEW YORK LAW GOVERNS THIS AGREEMENT
Except for statutes of limitation applicable to claims, this Agreement and all the terms herein shall be governed by and construed in accordance with the laws of the State of New York without giving effect to such State’s conflicts of law rules. The statute of limitation applicable to any claim shall be that which would be applied by the courts of the state in which you reside. The provisions of this Paragraph will survive termination of this Agreement.

14) THIS AGREEMENT, AND THE SERVICES, MAY BE TERMINATED AT ANY TIME
a) This Agreement, and the Services, may be terminated without penalty by us at any time and for any reason without prior notice to you.

b) Certain Paragraphs or sections thereof in this Agreement will survive termination of this Agreement as noted in such Paragraph or section.

15) WHEN THIS AGREEMENT CAN BE ASSIGNED
a) This Agreement and your rights and obligations hereunder may not be assigned by you without our written permission, shall inure to the benefit of our successors and assigns whether by merger, consolidation or otherwise, and shall be binding upon your executors, administrators, heirs, successors and permitted assigns. We may assign this Agreement or any of its rights or obligations under this Agreement to a company affiliated with us or to any successor company (whether by merger, consolidation or otherwise), or to any other person or entity at any time without your consent.
b) You may not sell or distribute commercially the Information or the Services.

16) AMENDMENT, MODIFICATION AND WAIVER OF THIS AGREEMENT
a) This Agreement is in addition to, and does not nullify, any other agreement, including amendments to any such agreement (collectively, “Client Agreement”), that you have signed or otherwise agreed to governing your relationship with us. This Agreement is the entire understanding of the parties and supersedes all previous agreements and understandings, whether written or oral, between you and us concerning your use of the Information and Services. Termination of this Agreement will not result in the termination of the Client Agreement, the terms of which will continue to be in full force and effect.
b) Except as herein provided, no waiver, modification or amendment of any provision of this Agreement will be effective against us unless the same is in writing and signed by an authorized official of ours. We may modify these terms and conditions at any time, including upon prior written notice or by notice through the Site. You agree to review this Agreement each time you access the Site so that you are aware of any and all modifications made to this Agreement since your last visit. At the time of such modification, you will have the opportunity to reject such modification by e-mail or written notice to us, which rejection shall constitute a termination of this Agreement and of your rights to access and use the Site, the Services, and the Information. You agree that your use of the Site or the Services after the date on which such modifications are posted to the Site will constitute your acceptance of such modifications. Should any term or provision of this Agreement be held to be invalid or unenforceable by any court of competent jurisdiction or by a governmental agency or self-regulatory authority, or subsequently become invalid and unenforceable as a result of a change in applicable law, the remaining terms and provisions shall continue in full force and effect.
c) Our failure to insist at any time upon strict compliance with any term of this Agreement, or any delay or failure on our part to exercise any power or right given to us in this Agreement, or a continued course of such conduct on our part shall at no time operate as a waiver of such power or right, nor shall any single or partial exercise preclude any other future exercise. All rights and remedies given to us in this Agreement are cumulative and not exclusive of any other rights or remedies which we otherwise have at law or equity.

17) INDEMNIFICATION
You hereby agree to indemnify and us hold harmless (and our directors, officers, employees, control persons, vendors, licensors and agents), and any Internet Service Provider and Information Provider, from and against any and all claims, losses, liabilities, damages, costs and expenses (including reasonable attorney’s fees and costs) arising out of or related to your breach of your agreements, representations and warranties contained in this Agreement, or the use of the Site, the Services, and the Information by you or by other persons who have used your User Codes. This indemnification shall be binding upon you and your executors, administrators, heirs, successors and permitted assigns. The provisions of this Paragraph will survive termination of this Agreement.

18) CERTAIN ENTITIES HAVE RIGHTS UNDER THIS AGREEMENT EVEN THOUGH THEY ARE NOT PARTIES
Permission is required from each of the national securities exchanges and the national securities association for the over-the-counter securities markets (“Securities Markets”) to make available to you market data relating to securities (“Affected Securities”) that are listed on such Securities Markets. In connection with obtaining such permission, you understand and agree that this Agreement confers third-party beneficiary status on each of the Securities Markets that make available market data relating to Affected Securities. In authorizing us to take any action, or to receive any communication, this Agreement authorizes us to act on our own behalf and on behalf of the Securities Markets. Each Securities Market may enforce this Agreement as to market data that it makes available, by legal proceeding or otherwise, against you or any person that obtains and uses market data improperly, unlawfully, or in any other way that this Agreement does not permit. No act or omission on our part and no other defense that might defeat recovery by us against you shall affect the rights of the Securities Markets as third-party beneficiaries under this Agreement. The provisions of this Paragraph will survive termination of this Agreement.

19) CITI POSITIONS
Citi or any of its affiliates may have its own specific interest in relation to the issuers or any affiliates of the issuers, the financial instruments or the transactions that are mentioned on the Site. Citi or any of its affiliates may have long or short positions in or act as a market maker in securities or financial instruments mentioned in the Site (or options with respect thereto). In addition, Citi or any of its affiliates employees and employee benefit programs may have positions or effect transactions in securities or financial instruments (or options with respect thereto) mentioned on the Site or serve as directors of issuers or affiliates mentioned on the Site. Fees may be shared with third parties and/ or affiliates. Investors should carefully review Certain Risk Considerations.

20) TRADEMARK NOTICES
Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world. ELKS®, PACERSSM and LASERSSM are registered service marks of Citigroup Inc. Other names, whether or not appearing in large print, italics or with the trademark/service mark symbol are our trademarks and service marks of or those of our Third Party Providers, unless otherwise noted. The use or misuse of these trademarks/service marks or any other Content, Third Party Content or materials, except as permitted herein, is expressly prohibited and may be in violation of copyright law, trademark law and/or other relevant laws. Please be advised that we actively and aggressively enforces its intellectual property rights to the fullest extent of the law. You agree you will not, and will not permit any third party to obstruct, receive, modify or otherwise interfere with the display or delivery of advertisements on the Site.

21) WAIVER OF SOVEREIGN IMMUNITY
You, if you are (a) an agent acting on behalf of a governmental entity, represent that you have the authority to bind the principal and on behalf of such principal, or (b) a governmental entity using the Site directly, in each case hereby represent, that the governmental entity has waived to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment), and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any suit, action or proceedings relating to any transaction that may be effected on any part of the Site in the courts of any jurisdiction and has irrevocably agreed, to the extent permitted by applicable law, that it will not claim such immunity in any such suit, action, or proceeding.

Certain sections or pages on the Site may contain separate terms and conditions or disclaimers, which are in addition to these terms and conditions. In the event of a conflict, the additional terms and conditions or disclaimers will govern for those sections or pages.

In the event any of the terms or provisions of this Agreement shall be held to be unenforceable, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision.

22) CONSENT TO ELECTRONIC DELIVERY OF OFFERING DOCUMENTS
By selecting “I Accept” below, you are consenting indefinitely to delivery to you of the preliminary offering documents, if any, and final offering documents for the offered securities of any issuer and any amended offering documents by means of electronic delivery via posting to this website where you can access and print such documents. Citi or one of its affiliates will notify you by e-mail or by other means of the posting of any amended offering documents. Any e-mail message sent to the e-mail address you have provided to us will be deemed to have been delivered, unless we receive notice that such e-mail message was not delivered. You may contact us for free technical assistance and to obtain paper copies of any offering documents you request.

© 2014 Citigroup Inc. All rights reserved.

[COMPLETE TEXT FROM ABOVE SCREENSHOT REGARDING “PROPRIETARY RIGHTS”]

CITI, CITI and Arc Design, CITIBANK and CITIGROUP are trademarks and service marks of Citigroup Inc. and Citibank, N.A. and are used and registered throughout the world. The Blue Wave design is trade dress of Citigroup and is used throughout the world. Citibank, N.A., Citigroup Inc. and their subsidiaries also claim rights in certain other trademarks and service marks contained in these web pages.

Nikkei® 225 Stock Average

Any and all copyrights of "Nikkei Stock Average," as well as any and all intellectual property rights and any other rights subsisting in the indications of "Nikkei," and "Nikkei Stock Average," are owned by Nikkei.

Nikkei 225 average price is at least 20 minutes delayed.

Dow Jones Terms and Conditions can be found on the following link: http://www.djindexes.com/mdsidx/html/tandc/indexestandcs.html

Market Data

Without limiting the generality of the foregoing, this website displays information and data pertaining to Structured Products, Warrants and other financial instruments (“Data”). Data includes, without limitation, real time and/or delayed price data (settlement prices, current bid and offer prices), trade data (last sale, last size and volume), quote data (details of bids and asks) and estimated and actual contract volume data.

Certain Data displayed on this website may have been supplied to Citigroup by exchanges or third party information providers. You acknowledge that such third parties retain a separate proprietary interest in their own market data (“Third Party Data”) and that Citigroup displays such Third Party Data on this website subject to the terms and conditions of its agreements with its third party information providers.

You agree that you may not, without the written authorization of Citigroup, the relevant exchange or third party information provider (as applicable):

(a) use the Data otherwise than for your own internal business purposes (if you are a business) or your own individual purposes (if you are an individual);

(b) distribute the Data to anyone else;

(c) use the Data on behalf of, or for the benefit of, anyone else;

(d) remove any copyright or other proprietary notices incorporated into the Data;

(e) use or exploit the Data for the purpose of creating (whether for your own purposes or on behalf of any other third party) any financial product or service:

i. the aim of which is to match the performance of any of the Data (including any index of index value forming part of the Data); or

ii. whose capital and/or income value is related to any of the Data (including any index or index value forming part of the Data);

(f) you may not use the Data in any way or for any purpose that would require a separate license from an exchange or a third party information provider.

[COMPLETE TEXT FROM ABOVE SCREENSHOTS REGARDING “TERMS OF CONDITIONS AND USE FOR THE USE OF THE WEBSITE”]

Terms of Use
Use of this Website is subject to the terms and conditions below. Please read them carefully before using the Site.
By accessing this Web site and any of its pages, you are indicating that you have read, acknowledge and assent to be bound by these Terms and Conditions. If you do not agree to these Terms and Conditions, do not access this Web site.
Registered Clients or Registered Guests/Registered Visitors must agree to be bound by all of the Web site’s Terms and Conditions at the end of the registration process and until you indicate your acceptance as instructed on the Site, you have no right to access any restricted area of the Web site. Unregistered visitors or others will be deemed to accept the Terms and Conditions by using or accessing the Web site.
You acknowledge that the Web site is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any security that may be referenced in the Web site, except through the availability of a prospectus. Offers can only be made where lawful under applicable law. Although the information on the Web site may include material about the investment process generally, as well as research commentary relating to specific securities, we are not providing personalized investment advice through the Web site and do not represent that any such securities are suitable for you.
This Web site comprises various Web site(s) and pages operated by us. Certain sections of or pages on this Web site may contain separate Terms and Conditions, which are in addition to these Terms and Conditions. You should read those additional terms and conditions carefully. By accessing such sections or pages, you agree to be bound by those additional Terms and Conditions. In the event of a conflict, those additional Terms and Conditions will govern for your use of those sections or pages.

AMERICAS.CITIFIRST.COM CLIENT SERVICES AGREEMENT

Citigroup Inc. (“Citi”) and applicable affiliates (“we,” “us,” “our”) through americas.citifirst.com shall arrange for you to have electronic access to certain electronic services (“Services”) through americas.citifirst.com and selected other URLs, including any linked pages owned and operated by Citi, or any successors thereof (“Site”) as described in this Client Services Agreement (“Agreement”). Before you activate your account(s) and to receive the Services provided only to registered users described here you must complete the americas.citifirst.com online registration form (“Form”), agree to these terms and conditions and be accepted for such Services. You may be permitted to activate your account and consent to the terms and conditions of this Agreement by means of an electronic signature or other form of online consent (“Online Consent”). By accessing and using the Site at any time, you acknowledge, accept and agree to be bound by all of our terms, conditions and privacy policies, including those set out in this Agreement. If you do not agree to be so bound, you are not authorized to access and use the Site or the Services and should exit immediately.

THE SERVICES AND INFORMATION ON THE SITE DO NOT CONSTITUTE AN OFFER OR SOLICITATION.
You acknowledge that the Services provided on the Site are for informational and/or educational purposes only without regard to any particular user’s investment objectives, financial situation or means, and the Services do not constitute an offer to sell or a solicitation of an offer to buy any security that may be referenced on the Site, except where an offer is explicitly made through the availability of a prospectus on the Site. Such offers can only be made where lawful under applicable law. Although the information on the Site may include material about the investment process generally, as well as information relating to specific securities, you are not being provided personalized investment advice through the Services and the Site does not represent that any such securities are suitable for you. Your particular needs, investment objectives and financial situation were not taken into account in the preparation of the Site and the materials contained herein. You must make your own independent decisions regarding any securities or financial instruments mentioned herein. You should consider whether the purchase or sale of any product is appropriate for you in light of your particular investment needs, objectives and financial circumstances. If you wish to learn more about information on the Site, you may contact your Financial Advisor.

ALL INVESTMENT PRODUCTS HAVE RISKS.
You acknowledge and understand that, except as otherwise provided below, all investment products referenced on the Site and purchased or sold through us are subject to investment risks, including the possible loss of the principal amount invested. Investors should carefully review Certain Risk Considerations and the applicable risks associated with a particular product prior to making any investment decision.

1) DESCRIPTION OF OUR SERVICES
a) Through americas.citifirst.com, we shall arrange for you to have electronic access to, and to download to your computer or other electronic device (collectively, “Computer”), the Services, including but not limited to the provision of information generated by us or any of our affiliates or containing third-party content (“Information”) through the Site by means of an unaffiliated Internet service provider (the “Internet Service Provider”). The Services and Information may include access to securities quotations and other Information prepared by third party vendors. We may cancel or change the Services or level of Services or activation instructions at any time by written or online notice. By using the Services, or, if applicable, properly executing the Form (Including providing Online Consent if permitted by us), you will evidence your acceptance of this Agreement and your agreement to comply with all rules or restrictions applicable to the Service.

2) THE SERVICES MAY NOT BE AVAILABLE TO CERTAIN PERSONS OR AT CERTAIN TIMES
a) We are not required to make available or to continue to make available the Information and Services to residents of any non-U.S. jurisdiction where we determine, in our sole judgment, that furnishing them to such persons might be unlawful under the laws of such non-U.S. jurisdiction or the laws of the U.S., or compliance with either of such laws is impractical or commercially unreasonable.
b) You acknowledge that the Services may not be continuously available.
c) Your access to certain Services provided on the Site will depend upon your user category (“user”). Not all sections of this Agreement will apply depending on your user category and in what capacity you register or the sections of the Site used or accessed by you.
i) Non-registered Private Clients (United States): users in this category will be provided with limited samples of Services offered on the Site but need not register to obtain access to the Site.
ii) Registered Private Clients (United States): users in this category will be provided with access at the Firm’s discretion to the Services provided by us on the Site that are available to retail investors including the ability to monitor the performance of a limited number of securities of the user’s choice. Registration on the Site is required for this user category.
iii) Distributor: users in this category will receive all the Services received by Registered Private Clients (United States) and more. Registration on the Site is required for this user category and the approval will be at the discretion of Citi and its affiliates and subject to verification of the status of the Distributor.
You agree that we may rely on the information that you will provide to us as part of the user registration process and that such information shall be deemed to be accurate every time you access the Site.

3) HARDWARE AND SOFTWARE NECESSARY TO ACCESS THE SITE
You agree to be solely responsible for the installation, operation and maintenance of the equipment (“Hardware”) and software (“Software”) necessary to access the Site. You also agree to use the level of encryption security required by us.

4) USER CODES NECESSARY TO USE THE SERVICES AND YOUR RESPONSIBILITY FOR USER CODE CONFIDENTIALITY
a) If you access the Site as a Non-registered Private Client (United States) user and consent to this Agreement by means of Online Consent, you will not receive a temporary or permanent user name or password. If you complete and execute the Form as a Registered Private Clients (United States) we will provide you with a temporary user name and, under separate cover, a temporary password, which you will be required to use the first time you access the Site and use the Services. After you receive your temporary user name and password, you agree to promptly convert them to a permanent user name and password. If you complete and execute the Form as either Distributor or Financial Advisor we will provide you, after we verify your status as a Distributor or Financial Advisor, with a temporary user name and, under separate cover, a temporary password, which you will be required to use the first time you access the Site and use the Services. After you receive your temporary user name and password, you agree to promptly convert them to a permanent user name and password. You understand that you will be unable to use any of the additional Services available only to Registered Private Clients (United States) and Distributors or Financial Advisors without a permanent user name and password. All user names and passwords will be designated collectively as “User Codes” for the remainder of this Agreement.
b) You agree to be responsible for the confidentiality of your User Codes and not to provide them to any third party. You understand and agree that your User Codes may be used only by you and may not be disclosed or provided by you to any other person.
c) You agree to be responsible for all statements made and acts or omissions that occur if and while your User Codes are being used by you and/or other persons, whether or not you have authorized such use so long as the access is gained through the use of your User Codes. We are not responsible for any breach of security caused by your failure and/or the failure of other persons to maintain the confidentiality of your User Codes. You agree to notify us immediately in the event of loss or theft of any or all of your User Codes, or if you believe the confidentiality of any or all of your User Codes has been compromised in any way, or in the event you learn about a possible or actual unauthorized use of the Services. You agree that we will not be liable for any claims or losses incurred if you fail to notify us of the occurrence of any of these events. In the event your User Codes are lost or stolen, you agree to obtain promptly temporary User Codes from us and to convert them promptly to permanent User Codes. If any third party gains access to the Site through you or using your User Codes, with or without your knowledge, such access and any subsequent conduct will be considered unauthorized access and is in no way permitted under this Agreement or otherwise. Your User Codes belong to us and we may, at our sole discretion, terminate your registration, remove or modify any content you have contributed or take any other action that we deem appropriate, if you violate this Agreement.

5) YOUR COMMUNICATIONS MAY BE RECORDED ELECTRONICALLY
In connection with your use of the Services, you acknowledge and consent to the taping or any form of electronic recording of any communication, electronic or verbal, between you and us or our representatives or agents to the extent permitted by law, but we are under no obligation to do so and we assume no responsibility or liability arising from doing so or omitting to do so. You acknowledge and consent to the recording, retention, monitoring and use by us (and our employees, representatives, affiliates and agents) of all instructions you give to us, all e-mail messages you send to us or receive from us, and all information and data that you input or provide during your use of the Services, including without limitation, all selections and uses of any of the tools included therein. The foregoing information may be used by us pursuant to the confidentiality provisions set forth in this Agreement.

6) PROPERTY RIGHTS IN THE SITE, INFORMATION AND THE SERVICES
a) Unless you access the Site as a Distributor or Financial Advisor, the Services and any Information provided through the Services, are being provided by us only for your personal, non-commercial use. You may download the Information to the Computer and print out a hard copy for your personal reference, provided that you agree not to remove any copyright or other notices contained therein. You agree that by submitting any ideas, concepts, comments, suggestions, techniques or know-how (collectively, “Submissions”) to us on or about the Site, you hereby irrevocably transfer and assign to us any copyright or other rights you may have in the Submissions and represent and warrant that none of your Submissions is subject to a confidentiality obligation. You also agree that we may use, copy, publicly perform, digitally perform, publicly display and distribute such Submissions and to sell, modify, create derivative works from and/or to incorporate such Submission into other works in any form, medium or technology, whether now known or hereafter developed, in each case, for our own commercial benefit, without being required to compensate you in any way.
b) The Services and the Information are our property or that of other persons or entities that allow us to distribute their information or data (“Information Providers”), and are protected by applicable copyright, patent, trademark or other intellectual property laws. We do not control the information, data, text, sound, photographs, graphics, video, messages and other materials available through the Site (“Content”) owned or generated by third parties and available through the Site (“Third Party Content”) and do not guarantee the accuracy, integrity or quality of such Third Party Content. You understand that by using the Site you may be exposed to Third Party Content that is false, misleading, fraudulent, offensive, indecent and/or objectionable. Under no circumstances will we be liable in any way for any Third Party Content, including any errors or omissions in any Third Party Content, or any loss or damage of any kind incurred as a result of your use of any Third Party Content. You are responsible for complying with all laws applicable to the Content you submit to the Site. You should not, and you agree that you will not, construe, treat or rely on Content as (i) advice from us or the Site as to the value of securities, the selection of an investment adviser or the advisability of investing in, purchasing or selling securities or (ii) analyses or reports from us or the Site concerning securities. We make no representations, warranties or guarantees whatsoever as to the accuracy, integrity or quality of such Third Party Content and under no circumstances will we be liable in any way for any Third Party Content posted by us on the Site, including any errors or omissions in any such Third Party Content, or any loss or damage of any kind incurred as a result of your use of any such Third Party Content. You agree that you must evaluate and bear all risks associated with the use of any Third Party Content, including any reliance on the content, integrity, and accuracy of such Third Party Content. You agree and acknowledge that we are neither your investment adviser nor you fiduciary. You should not rely on any Third Party Content in any way when making investment decisions. Your use of any and all Third Party Content on or through the Site is subject to Section 11 of this Agreement. We strongly recommend you read that limitation on our liability.
c) Nothing in this Agreement grants you a license to develop, create or offer any products or services based on any of the Content, Third Party Content, Information or the Services.
Except as expressly authorized herein, you may not use, reproduce, transmit, sell, display, distribute, publish, broadcast, circulate, modify, edit, translate, disseminate, or commercially exploit such Content, Third Party Content, Information or any of the Services provided in any manner (including electronic, print or other media now known or hereafter developed) without our written consent. You are not authorized to sell access to or to distribute, directly or indirectly, any such materials to others regardless of the method of distribution and in any manner whatsoever, including by posting such materials to forums, list services, newsgroups, mailing lists or electronic bulletin boards. You also agree not to use the Content, Third Party Content, Information or Services for any unlawful purpose, and you shall comply with any request by us or any of the Information Providers to protect their respective rights in the Content, Third Party Content, Information or the Services. The provisions of this section will survive termination of this Agreement. Except as expressly and unambiguously provided herein, neither we nor our licensors, suppliers or Information Providers grant you any express or implied rights and all rights not expressly provided by use are retained by us for our benefit.

d) You may not develop or create any product that uses, is based on, or is developed in connection with any of the proprietary material (including proprietary indices) available on this site without our prior written consent. Any product developed by a party other than Citi that uses, is based on, or is developed in connection with any Citi proprietary index (each, a "Product") is not sponsored, endorsed, sold or promoted by Citi and Citi makes no representation regarding the advisability of investing in any Product.  Citi makes no representation or warranty, express or implied, to the owners of any Products or any member of the public regarding the advisability of investing in securities generally or in the Products particularly or the ability of any index to track general stock market performance. Citi is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of any Products to be issued or in the determination or calculation of the equation by which any Products are to be converted into cash.  Citi has no obligation or liability in connection with the administration, marketing or trading of any Product.

7) INFORMATION ON THE SITE IS SUBJECT TO CHANGE
The accuracy, completeness, sequencing or timeliness of Information is not guaranteed by us or any Information Provider and is subject to change. The information and materials on the Site might contain typographical errors or inaccuracies. We reserve the right, in our sole discretion, without any obligation and without any notice requirement, to change, improve or correct the information, materials and descriptions on this Site and to suspend and/or deny access to this Site for scheduled or unscheduled maintenance, upgrades, improvements or corrections. We may discontinue or change any product or service described in or offered on the Site at any time. Dated Information or other dated material contained on the Site reflects the Information as of the published date. Neither we nor any Information Provider are under an obligation to update the Information or other material or to reflect circumstances that may occur after the earlier of the date first appearing on the Site or the date contained in the Information or other materials.

8) LINKING FROM THE SITE TO OTHER WEB-SITES
In the event you use the Services or the links included on the Site to gain access to a site or Internet location or source of information of any company, organization or person other than us, you acknowledge that such other sites or locations are not under our control and agree that we shall not be responsible for any information or other links found at any such site or Internet location or source of information, or for your use of such information. We provide such links only as a convenience to you, and have not tested any software or verified any information found at such sites, including the content of any prospectus or sales literature contained on such sites (except with respect to a prospectus or sales literature prepared by us). The fact that we have provided a link to another site does not signify a recommendation, endorsement or sponsorship of any aspect of those sites, including the transmission of software, downloading or uploading of content, or any goods, services or securities available thereon. We make no guarantees, representations or warranties as to, and shall have no liability for, any Third Party Content delivered through linked sites, including, without limitation, the non-infringement, validity, accuracy, subject matter, quality or timeliness of any content, or the use of any personal information you provide to any such sites. We reserve the right in its sole discretion to discontinue links to any other sites at any time and for any reason.

9) THE SITE MAY NOT BE USED FOR CERTAIN PURPOSES
a) Transmission or use of any material or Information in violation of this Agreement, or any applicable law, rule or regulation (whether of the United States or other countries or of any self regulatory organization that the user is a member of), or the rights of any third party, is prohibited. This includes, but is not limited to, copyrighted material, material that is defamatory, libelous, threatening, obscene or material protected by trademark, trade secret, or patent laws, or material that results in an invasion of privacy or publicity right.
b) We do not provide tax or legal advice. You understand and agree that materials and any tax-related statements are not intended or written to be used, and cannot be used or relied upon, by any taxpayer for the purpose of avoiding tax penalties. Tax related statements, if any, may have been written in connection with the “promotion or marketing” of the transaction(s) or matters(s) addressed by such materials, to the extent allowed by applicable law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.
c) Unauthorized use of the Site and systems, including, but not limited to, unauthorized entry into our systems, misuse of passwords or misuse of any other information, is strictly prohibited. You may not: (i) transmit any viruses, worms, defects, Trojan horses or other items of a destructive nature; (ii) access, retrieve or index any portion of the Site for purposes of constructing or populating a database or compilation of information; (iii) collect or store personal data or any other information about other users the Site (including User Codes and/or email addresses) in connection with the prohibited activities described in this paragraph, or for any other purpose other than for your own personal, non-commercial use; (iv) reformat, frame or place pop-up windows over any portion of the Site, or otherwise affect the way that Site is displayed; (v) add or use ActiveX, Java, Javascript, cookies, web beacons or other tracking technologies on the Site; (vi) create user accounts by automated means or under false or fraudulent pretenses; (vi) create or transmit unwanted electronic communications such as “spam” to us or to other users of the Site or otherwise interfere with other users’ or members’ enjoyment of Site; (vii) forge headers or manipulate identifiers or other data in order to disguise the origin of any Content or Third Party Content transmitted through the Site or to manipulate your presence on the Site; (viii) use the Site to violate the security of any computer network, crack passwords or security encryption codes, transfer or store illegal material including that are deemed threatening or obscene; (ix) copy or store any Content or Third Party Content offered on the Site for other than your own personal use; (x) use any device, software or routine that interferes with the proper working of the Site or otherwise attempt to interfere with the proper working of the Site; (xi) take any action that imposes, or may impose in our sole discretion, an unreasonable or disproportionately large load on our IT infrastructure; or (xii) use the Site, intentionally or unintentionally, to violate any applicable local, state, national or international law.
d) The provisions of this Paragraph will survive termination of this Agreement.

10) NO WARRANTIES OR PROMISES TO YOU REGARDING THE FOLLOWING:
a) Completeness, Accuracy and Timeliness of Information: The Information, Content and Third Party Content provided to you through the Site is provides “as is” with no warranties of any kind. We do not guarantee the accuracy, completeness, sequence or timeliness of the Information, nor will we have any responsibility for indirect, consequential, or special damages you may incur (i) for any reliance by you on Information or for the reliability, accuracy, completeness, sequence or timeliness thereof, (ii) for any delays or errors in the transmission or delivery of any part of the Information or Services, or (iii) for any use of Site E-mail or non-Site E-mail.
b) Timeliness of Price Quotations on the Site: If you use the Services, any quotations or prices provided as part of the Services may be delayed and may not reflect the prices at which the applicable securities may be bought or sold. You should not make any decisions to buy or sell securities based on such quotations or prices.
c) Continuation of the Services: We do not guarantee that we will continue to make the Information, the Services available to you, whether by the same methods currently used or otherwise. You agree not to hold us liable for any damages arising from a discontinuation or modification of all or part of the Services or the Information.
d) Computer Viruses: We shall not be liable for any harm caused by the transmission through the Services or Information, of a computer virus, or other computer code or programming device that might be used to access, modify, delete, damage, corrupt, deactivate, disable, disrupt, or otherwise impede in any manner the operation of the Services or any of your Software, Hardware, data or property.
e) Information and Software of Third Parties: We make no representation and assume no liability regarding the quality, accuracy, or suitability of any information or software found on any other site not under our control, or software or hardware developed by any third party that we distribute to you.
f) The provisions of this Paragraph will survive termination of this Agreement.

11) LIMITATIONS OF LIABILITY
a) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, WE, AND OUR AGENTS, AS WELL AS THE INFORMATION PROVIDERS, HEREBY EXPRESSLY DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF TIMELINESS, COMPLETENESS, CURRENTNESS, RELIABILITY, STABILITY, READINESS, NON-INFRINGEMENT, VALIDITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ERROR-FREE AND UNINTERRUPTED SERVICES AND DISCLAIM ANY LIABILITY PREDICATED UPON SUCH WARRANTIES. WE AND OUR INFORMATION PROVIDERS DO NOT GUARANTY OR MAKE ANY REPRESENTATIONS OR WARRANTIES OR ASSUME ANY LIABILITY TO YOU REGARDING (i) THE USE OR THE RESULTS OF THE USE OF THE SERVICES OR THE INFORMATION, INCLUDING WITHOUT LIMITATION ANY FINANCIAL RESULTS BASED ON USE OF THE SERVICES OR INFORMATION OR ANY DELAY OR LOSS OF USE OF THE SERVICES, OR (ii) EFFECTS ON OR DAMAGES TO SOFTWARE AND HARDWARE IN CONNECTION WITH ANY USE OF THE SITE OR SERVICES.

b) NEITHER WE NOR OUR AFFILIATES AND AGENTS, AS WELL AS THE INFORMATION PROVIDERS, SHALL BE LIABLE FOR (i) ANY LOSSES OR DAMAGES INCURRED BY YOU [OR BY ANY PERSON TO WHOM A SUB-USER ID HAS BEEN ASSIGNED]15, OR BY ANY OF YOUR AGENTS, RELATED IN ANY WAY TO YOUR USE (OR THEIR USE) OF THE SERVICES OR INFORMATION, (ii) ANY CLAIM ARISING OUT OF ANY DELAYS, ERRORS, OMISSIONS OR INTERRUPTIONS IN THE DELIVERY OR TRANSMISSION OF CONTENT, THIRD PARTY CONTENT, INFORMATION AND SERVICES AVAILABLE ON THE SITE OR ANY SITE OF A THIRD PARTY PROVIDER.

c) ANY MATERIAL, INFORMATION OR CONTENT DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE SITE IS ACCESSED AT YOUR OWN RISK AND DISCRETION AND YOU ALONE WILL BE RESPONSIBLE FOR ANY DAMAGE OR LOSS TO YOU, INCLUDING AND NOT LIMITED TO YOUR COMPUTER SYSTEM, LOSS OF DATA OR LOSS OR DAMAGE TO ANY PROPERTY OR LOSS OF DATA OR LOSS OF REVENUE THAT RESULTS FROM THE DOWNLOAD OR USE OF SUCH MATERIAL. IN ANY CASE OUR LIABILITY TO YOU SHALL NOT EXCEED THE FEES AND COMMISSIONS YOU PAY TO UTILIZE THEM.

d) EXCEPT AS OTHERWISE PROVIDED BY LAW, WE WILL HAVE NO LIABILITY FOR LOSSES CAUSED BY THE NEGLIGENCE, ACTIONS OR FAILURE TO ACT OF THE INTERNET SERVICE PROVIDER OR ANY INFORMATION PROVIDER, AND TO THE EXTENT PERMITTED BY LAW, WE WILL NOT BE LIABLE TO YOU FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (REGARDLESS OF WHETHER SUCH DAMAGES WERE REASONABLY FORESEEABLE), OR FOR ANY LOSS THAT RESULTS FROM A CAUSE OVER WHICH WE OR ANY OTHER SUCH ENTITY DO NOT HAVE CONTROL, INCLUDING BUT NOT LIMITED TO FAILURE OF ELECTRONIC OR MECHANICAL EQUIPMENT, UNAUTHORIZED ACCESS, STRIKES, FAILURES OF COMMON CARRIER OR UTILITY SYSTEMS, SEVERE WEATHER, OR OTHER CAUSES COMMONLY KNOWN AS “ACTS OF GOD”, WHETHER OR NOT SUCH CAUSE WAS REASONABLY FORESEEABLE.

e) The provisions of this Paragraph will survive termination of this Agreement.

12) CONFIDENTIALITY OF PERSONAL INFORMATION
We will use reasonable precautions to maintain the confidentiality of Information you receive and material and/or data (“Data”) you provide, create, input or develop in connection with your use of the Services. Nonetheless, you hereby acknowledge and agree that there can be no guarantee that such Information and Data will continue to be confidential, including for example because Data you send and Information you receive are provided through the Internet. You hereby acknowledge and agree that there can be no assurance that such transmissions, or any communication through e-mail, will continue to be confidential. In addition, you acknowledge and agree that we may disclose your name and other personal and financial information about you to our employees, representatives, officers, agents, and affiliates, as well as a governmental entity or self-regulatory authority, an Internet Service Provider or any other third party agent or service provider: (a) for any purpose related to offering, providing, administering or maintaining the Services, (b) to comply with applicable rules, orders, subpoenas or other legal process, or (c) for any other purpose described in our privacy notices, online privacy statements, disclosures and documents regarding your privacy and the confidentiality of personal Information as applicable to you as amended from time to time. You acknowledge receiving at least one of these documents. The provisions of this Paragraph will survive termination of this Agreement.

13) NEW YORK LAW GOVERNS THIS AGREEMENT
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Permission is required from each of the national securities exchanges and the national securities association for the over-the-counter securities markets (“Securities Markets”) to make available to you market data relating to securities (“Affected Securities”) that are listed on such Securities Markets. In connection with obtaining such permission, you understand and agree that this Agreement confers third-party beneficiary status on each of the Securities Markets that make available market data relating to Affected Securities. In authorizing us to take any action, or to receive any communication, this Agreement authorizes us to act on our own behalf and on behalf of the Securities Markets. Each Securities Market may enforce this Agreement as to market data that it makes available, by legal proceeding or otherwise, against you or any person that obtains and uses market data improperly, unlawfully, or in any other way that this Agreement does not permit. No act or omission on our part and no other defense that might defeat recovery by us against you shall affect the rights of the Securities Markets as third-party beneficiaries under this Agreement. The provisions of this Paragraph will survive termination of this Agreement.

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By selecting “I Accept” below, you are consenting indefinitely to delivery to you of the preliminary offering documents, if any, and final offering documents for the offered securities of any issuer and any amended offering documents by means of electronic delivery via posting to this website where you can access and print such documents. Citi or one of its affiliates will notify you by e-mail or by other means of the posting of any amended offering documents. Any e-mail message sent to the e-mail address you have provided to us will be deemed to have been delivered, unless we receive notice that such e-mail message was not delivered. You may contact us for free technical assistance and to obtain paper copies of any offering documents you request.

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CitiFirst

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Welcome to CitiFirst

Multi-Asset Investments

The Citi Private Investor Products and Multi-Asset Group provide investment and hedging solutions to individual and institutional investors. Our offerings are tailored to satisfy a broad range of investment objectives, from wealth preservation to risk-adjusted yield enhancement.

New Offerings

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Current Offering Materials

Citi Personal Wealth Management Offerings Brochure December 2013 (English) (442 KB) >> Download

Third Party Offerings Brochure December 2013 (English) (460 KB) >> Download

Education

Buffer Notes (465 KB) >> Download

CitiFirst Investments: An Overview (English) (664 KB) >> Download

Equity LinKed Securities ("ELKSB"): A Guide for Investors (316 KB) >> Download

Market Data

1 Month | 3 Months | 1 Year | 3 Years | 5 Years

16,200
16,000
15,800
15,600
15,400
17 Nov 2013
01 Dec 2013

Dow Jones Industrial Average	15,858.98	-0.19%
EUR/USD	1.3633	+0.31%
WTI Crude Oil	97.2	+1.21%

Contact Us

For more information, investors should call their financial advisor or private banker.

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Risks

This webpage does not disclose all of the risks. Investors should carefully review the Certain Risk Considerations as well as the product specific risks contained in the particular investment's offering document(s) and related material(s) for the relevant offering as posted on the CitiFirst Website. WITH THE EXCEPTION OF MARKET-LINKED DEPOSITS WHICH ARE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE NOTES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FDIC OR BY ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. FDIC DEPOSIT INSURANCE COVERS BOTH PRINCIPAL AND ACCRUED INTEREST, SUBJECT TO HOLDING THE DEPOSIT UNTIL MATURITY AND UP TO THE APPLICABLE INSURANCE LIMIT – GENERALLY, UP TO $250,000 PER DEPOSITOR IN EACH INSURABLE CAPACITY WITH CITIBANK, N.A., AND UP TO $250,000 PER PARTICIPANT IN THE CASE OF CERTAIN "SELF-DIRECTED" RETIREMENT ACCOUNTS DEPOSITED WITH CITIBANK, N.A.

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About CitiFirst

CitiFirst is the brand name for Citi's offering of investments including notes and deposits. Tailored to meet the needs of a broad range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity:

CitiFirst Protection Full principal amount due at maturity

CitiFirst Performance Payment due at maturity may be less than the principal amount

CitiFirst Opportunity Payment due at maturity may be zero

CitiFirst Protection investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments

CitiFirst Performance investments provide for a payment due at maturity, subject to the credit risk of the issuer, that may be less than the principal amount and in some cases may be zero, and are for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection

CitiFirst Opportunity investments provide for a payment at maturity, subject to the credit risk of the issuer, that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube:

Equities
Commodities
Currencies
Rates
Alternative Investments
CitiFirst Protection Investment linked to a Commodity

Contact Us

For more information, investors should call their financial advisor or private banker.

Citigroup | Proprietary Rights | Terms and Conditions for the use of this website

© 2013 Citigroup Inc.

Risks

This webpage does not disclose all of the risks. Investors should carefully review the Certain Risk Considerations as well as the product specific risks contained in the particular investment's offering document(s) and related material(s) for the relevant offering as posted on the CitiFirst Website. WITH THE EXCEPTION OF MARKET-LINKED DEPOSITS WHICH ARE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE NOTES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FDIC OR BY ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. FDIC DEPOSIT INSURANCE COVERS BOTH PRINCIPAL AND ACCRUED INTEREST, SUBJECT TO HOLDING THE DEPOSIT UNTIL MATURITY AND UP TO THE APPLICABLE INSURANCE LIMIT – GENERALLY, UP TO $250,000 PER DEPOSITOR IN EACH INSURABLE CAPACITY WITH CITIBANK, N.A., AND UP TO $250,000 PER PARTICIPANT IN THE CASE OF CERTAIN "SELF-DIRECTED" RETIREMENT ACCOUNTS DEPOSITED WITH CITIBANK, N.A.

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Citigroup | Proprietary Rights | Terms and Conditions for the use of this website

© 2013 Citigroup Inc.

Risks

This webpage does not disclose all of the risks. Investors should carefully review the Certain Risk Considerations as well as the product specific risks contained in the particular investment's offering document(s) and related material(s) for the relevant offering as posted on the CitiFirst Website. WITH THE EXCEPTION OF MARKET-LINKED DEPOSITS WHICH ARE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE NOTES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FDIC OR BY ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. FDIC DEPOSIT INSURANCE COVERS BOTH PRINCIPAL AND ACCRUED INTEREST, SUBJECT TO HOLDING THE DEPOSIT UNTIL MATURITY AND UP TO THE APPLICABLE INSURANCE LIMIT – GENERALLY, UP TO $250,000 PER DEPOSITOR IN EACH INSURABLE CAPACITY WITH CITIBANK, N.A., AND UP TO $250,000 PER PARTICIPANT IN THE CASE OF CERTAIN "SELF-DIRECTED" RETIREMENT ACCOUNTS DEPOSITED WITH CITIBANK, N.A.

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